Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Netopia, Inc. (the “Company”) on Form 10-Q/A for the three months ended March 31, 2003 as filed with the United States Securities and Exchange Commission on the date hereof (the “Form 10-Q/A”), Alan B. Lefkof, as President and Chief Executive Officer of the Company, and William B. Baker, as Senior Vice President, Finance and Operations, and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Form 10-Q/A fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
ii.	The information contained in the Form 10-Q/A fully presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2003

By:	/s/ ALAN B. LEFKOF
Alan B. Lefkof President and Chief Executive Officer

Date: July 15, 2003

By:	/s/ WILLIAM D. BAKER
William D. Baker Senior Vice President, Finance and Operations, and Chief Financial Officer